Exhibit 99.1

LIQUIDITY SERVICES, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2011 FINANCIAL RESULTS

— Record fiscal year revenue of $337.4 million up 18% — Record Gross Merchandise Volume (GMV) of $558.5 million up 30% - Record Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $52.7 million up 41% —

— Fourth quarter revenue of $80.7 million up 11% — GMV of $146.0 million up 20% - Adjusted EBITDA of $12.5 million up 51% —

WASHINGTON — December 6, 2011 - Liquidity Services, Inc. (NASDAQ: LQDT; www.liquidityservicesinc.com) today reported its financial results for its fiscal year (FY-11) and fourth quarter (Q4-11) ended September 30, 2011.  Liquidity Services, Inc. provides business and government clients and buying customers transparent, innovative and effective online marketplaces and integrated services for surplus assets.

Liquidity Services, Inc. (LSI or the Company) reported record consolidated FY-11 revenue of $337.4 million, an increase of approximately 18% from the prior year.  Adjusted EBITDA, which excludes stock-based compensation and acquisition costs and goodwill impairment, for FY-11 was a record $52.7 million, an increase of approximately 41% from the prior year.  FY-11 GMV, the total sales volume of all merchandise sold through the Company’s marketplaces, was a record $558.5 million, an increase of approximately 30% from the prior year.  These results include the losses from our U.K. operations, which have been shut down and are accounted for as discontinued operations in our statement of operations.  For the amount of losses incurred from our U.K. operations, refer to our statement of operations within this press release.

The Company reported consolidated Q4-11 revenue of $80.7 million, an increase of approximately 11% from the prior year’s comparable period.  Adjusted EBITDA for Q4-11 was $12.5 million, an increase of approximately 51% from the prior year’s comparable period.  GMV was $146.0 million for Q4-11, an increase of approximately 20% from the prior year’s comparable period.  These results include our U.K. operations, as noted above.

Net income in FY-11 was $8.5 million or $0.29 diluted earnings per share.  Adjusted net income in FY-11, which excludes stock-based compensation and acquisition costs and goodwill impairment, was a record $30.5 million, an increase of approximately 88% from the prior year, and was $1.05 adjusted diluted earnings per share.  Net income in Q4-11 was $3.1 million or $0.10 diluted earnings per share.  Adjusted net income in Q4-11 was $4.1 million, an increase of approximately 20% from the prior year’s comparable period, and was $0.14 adjusted diluted earnings per share.  During Q3-11, LSI had estimated the effective tax rate to be 26%, or a benefit of $0.26 per share, as a result of the closure of the U.K. operations.  Actual FY-11 adjusted net income and adjusted diluted earnings per share realized a tax benefit of $0.20 per share, based on an effective tax rate of 34%, which negatively impacted Q4-11 by $0.06 per share. Excluding this impact would have resulted in adjusted diluted earnings per share of $0.20 for Q4-11.  We estimate that our future effective income tax rate will be approximately 42%.

Annual operating cash flow was a record $39.9 million during FY-11, an increase of approximately 25% from the prior year.  Q4-11 operating cash flow was $11.4 million, an increase of approximately 52% from the prior year’s comparable period.

“LSI generated strong results during Q4-11 with GMV and adjusted EBITDA as we continued to grow our market share and build on our leadership position in the reverse supply chain market during a seasonally low quarter for the Company.  We continue to benefit from large commercial and government clients placing their trust in us to handle more of their high value capital asset sales, which drove strong growth this quarter,” said Bill Angrick, Chairman and CEO of LSI. “Our recent acquisition of Jacobs Trading further enhances our position as the leading reverse supply chain solution for large retailers and their suppliers and we are excited by the numerous opportunities to create value for our buyers and clients, which we plan to demonstrate during fiscal year 2012.”

“During fiscal year 2011, we continued to advance our business strategy of building a defensible, leadership position in the reverse supply chain market. We grew our share in the retail, industrial capital asset and government market segments, each of which provides attractive growth opportunities, continued to expand our global buyer base, enhanced our technology platform and operations to support scalability and generated strong results for our clients and shareholders. We believe our continued focus on driving operational efficiencies, investing in innovation and enhancing value for our clients and buying customers positions us well for fiscal year 2012 and continued long term profitable growth and market leadership,” said Mr. Angrick. “Operationally, LSI continued to build on the process improvements started last fiscal year resulting in overall improved cycle times and margins. Adjusted EBITDA margins improved significantly from 13.1% of revenue and 8.7% of GMV in FY-10 to 15.6% and 9.4%, respectively for FY-11.  LSI remains focused on executing our long term growth strategy to ensure the Company is well positioned to drive attractive returns for shareholders.”

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Business Outlook

While economic conditions have improved, our overall outlook remains cautious due to the volatility in the macro environment and its potential impact on the retail supply chain and GDP growth.  Additionally, during fiscal year 2012 we expect to fund major upgrades in our technology infrastructure to support further integration of our existing businesses and online marketplaces, including the integration of Truckcenter.com and Jacobs Trading. In the longer term, we expect our business to continue to benefit from the following trends: (i) as consumers trade down and seek greater value, we anticipate stronger buyer demand for the surplus merchandise sold in our marketplaces, (ii) as corporations and public sector agencies focus on reducing costs, improving transparency and working capital flows by outsourcing reverse supply chain activities, we expect our seller base to increase, and (iii) as corporations and public sector agencies increasingly prefer service providers with a proven track record, innovative technology solutions and demonstrated financial strength, we expect our seller base to increase.  As we improve operating efficiencies and service levels, we expect our competitive position to strengthen.

The following forward looking statements reflect trends and assumptions for the next quarter and FY 2012:

(i)	stable commodity prices in our scrap business;
(ii)	stable average sales prices realized in our capital assets marketplaces;
(iii)	continued pricing pressure from buyers in our retail goods marketplaces resulting in lower than optimal margins;
(iv)	an effective income tax rate of 42%; and
(v)	improved operations and service levels in our retail goods marketplaces.

Our results may also be materially affected by changes in business trends and our operating environment, and by other factors, such as, investments in infrastructure and value-added services to support new business in both commercial and public sector markets.

Our Scrap Contract with the Department of Defense (DoD) includes an incentive feature, which can increase the amount of profit sharing distribution we receive from 23% up to 25%.  Payments under this incentive feature are based on the amount of scrap we sell for the DoD to small businesses during the preceding 12 months as of June 30th of each year.  We are eligible to receive this incentive in each year of the term of the Scrap Contract and have assumed for purposes of providing guidance regarding our projected financial results for fiscal year 2012 that we will again receive this incentive payment.

GMV — We expect GMV for fiscal year 2012 to range from $690 million to $730 million.  We expect GMV for Q1-12 to range from $160 million to $170 million.

Adjusted EBITDA — We expect Adjusted EBITDA for fiscal year 2012 to range from $78 million to $82 million.  We expect Adjusted EBITDA for Q1-12 to range from $16.0 million to $18.0 million.

Adjusted Diluted EPS — We estimate Adjusted Earnings Per Diluted Share for fiscal year 2012 to range from $1.26 to $1.32.  In Q1-12, we estimate Adjusted Earnings Per Diluted Share to be $0.23 to $0.27.  This guidance assumes that we have an average fully diluted number of shares outstanding for the year of 32.5 million, and that we will not repurchase shares with the approximately $18.1 million yet to be expended under the share repurchase program.

Our guidance adjusts EBITDA and Diluted EPS for acquisition costs including transaction costs and amortization of intangible assets, including the $35.7 million intangible assets from our acquisition of Jacobs Trading, and for the effects of FAS 123(R), which we estimate to be approximately $2.3 million to $2.5 million per quarter for fiscal year 2012.  These stock based compensation costs are consistent with fiscal year 2011.

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Key FY-11 and Q4-11 Operating Metrics

Registered Buyers — At the end of FY-11, registered buyers totaled approximately 1,604,000, representing a 14% increase over the approximately 1,403,000 registered buyers at the end of FY-10.

Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), decreased to approximately 1,936,000 in FY-11, an approximately 14% decrease over the approximately 2,247,000 auction participants in FY-10.  Auction participants decreased to approximately 442,000 in Q4-11, an approximately 11% decrease over the approximately 494,000 auction participants in Q4-10. These decreases are a result of fewer transactions (see completed transactions below).

Completed Transactions — Completed transactions decreased to approximately 475,000, an approximately 9% decrease for FY-11 from the approximately 522,000 completed transactions in FY-10.  Completed transactions decreased to approximately 104,000, an approximately 12% decrease for Q4-11 from the approximately 119,000 completed transactions in Q4-10.  These decreases are a result of an increase in average transaction size of approximately 42% from $824 in FY-10 to $1,175 in FY-11, and 37% from $1,025 in Q4-10 to $1,400 in Q4-11, due to our lotting and merchandising strategies.

GMV and Revenue Mix — The table below summarizes GMV and revenue by pricing model.

GMV Mix

	FY-11	FY-10	Q4-11	Q4-10
Profit-Sharing Model:
Original Surplus Contract	—	0.7%	—	—
Scrap Contract	15.4%	16.7%	16.8%	16.9%
Total Profit Sharing	15.4%	17.4%	16.8%	16.9%
Consignment Model:
GovDeals	20.0%	19.9%	20.2%	18.5%
Commercial — US	24.7%	19.1%	30.1%	27.1%
Total Consignment	44.7%	39.0%	50.3%	45.6%
Purchase Model:
Commercial — US	19.6%	21.2%	13.6%	17.3%
New Surplus Contract	18.5%	19.2%	18.3%	18.0%
Commercial — International	1.5%	2.1%	1.0%	1.4%
Total Purchase	39.6%	42.5%	32.9%	36.7%

Other	0.3%	1.1%	0.0%	0.8%
Total	100.0%	100.0%	100.0%	100.0%

Revenue Mix

	FY-11	FY-10	Q4-11	Q4-10
Profit-Sharing Model:
Original Surplus Contract	—	1.0%	—	—
Scrap Contract	25.5%	25.0%	30.3%	28.2%
Total Profit Sharing	25.5%	26.0%	30.3%	28.2%
Consignment Model:
GovDeals	3.0%	2.7%	3.4%	2.8%
Commercial — US	5.8%	5.6%	6.9%	6.0%
Total Consignment	8.8%	8.3%	10.3%	8.8%
Purchase Model:
Commercial — US	32.5%	31.8%	24.6%	29.0%
New Surplus Contract	30.3%	28.9%	32.9%	30.1%
Commercial — International	2.4%	3.2%	1.8%	2.3%
Total Purchase	65.2%	63.9%	59.3%	61.4%

Other	0.5%	1.8%	0.1%	1.6%
Total	100.0%	100.0%	100.0%	100.0%

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Liquidity Services, Inc.

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA.  EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus interest income and other (expense), net; provision for income taxes; amortization of contract intangibles; and depreciation and amortization. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust EBITDA for stock based compensation expense, and acquisition costs and goodwill impairment.  Adjusted EBITDA for the periods presented includes the operating losses generated by our UK operations.

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Net income	$3,126	$2,506	$8,512	$12,013
Interest (income) and other (income) expense, net	62	22	111	(69)
Provision for income taxes	2,527	2,503	4,419	12,194
Amortization of contract intangibles	203	203	813	813
Depreciation and amortization	1,587	1,186	5,519	4,124

EBITDA	7,505	6,420	19,374	29,075
Stock compensation expense	2,387	1,861	9,136	7,891
Acquisition costs and goodwill impairment	2,578	—	24,167	524

Adjusted EBITDA	$12,470	$8,281	$52,677	$37,490

Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share.  Adjusted net income is a supplemental non-GAAP financial measure and is equal to net income plus tax effected stock compensation expense and acquisition costs and goodwill impairment.  Adjusted basic and diluted earnings per share are determined using Adjusted Net Income.  Adjusted net income for the periods presented includes the operating losses generated by our UK operations.

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per share data)
Net income	$3,126	$2,506	$8,512	$12,013
Stock compensation expense (net of tax)	1,034	931	6,029	3,914
Acquisition costs and goodwill impairment (net of tax)	(26)	—	15,950	260

Adjusted net income	$4,134	$3,437	$30,491	$16,187

Adjusted basic earnings per common share	$0.15	$0.13	$1.10	$0.60

Adjusted diluted earnings per common share	$0.14	$0.13	$1.05	$0.59

Basic weighted average shares outstanding	28,512,433	26,846,424	27,736,865	27,098,016

Diluted weighted average shares outstanding	30,527,438	27,354,250	29,081,933	27,406,883

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Conference Call

The Company will host a conference call to discuss the fiscal 2011 and fourth quarter 2011 results at 10:30 a.m. Eastern Time today.  Investors and other interested parties may access the teleconference by dialing 800-798-2796 or 617-614-6204 and providing the participant pass code 32713294. A live web cast of the conference call will be provided on the Company’s investor relations website at http://www.liquidityservicesinc.com.  A replay of the web cast will be available on the Company’s website for 30 calendar days ending January 5, 2012 at 11:59 p.m. ET.  An audio replay of the teleconference will also be available until January 5, 2012 at 11:59 p.m. ET.  To listen to the replay, dial 888-286-8010 or 617-801-6888 and provide pass code 33510721.  Both replays will be available starting at 1:30 p.m. today.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of certain components of financial performance.  These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share.  These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future.  We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures.  In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting.  These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors.  In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting.  This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook and expected future effective tax rates.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document.  Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, our dependence on our contracts with the DoD for a significant portion of our revenue and profitability; our ability to successfully expand the supply of merchandise available for sale on our online marketplaces; our ability to attract and retain active professional buyers to purchase this merchandise; the timing and success of upgrades to our technology infrastructure; our ability to successfully complete the integration of any acquired companies, including Jacobs Trading and Truckcenter.com, into our existing operations; and the impact of the closure of our UK operations, including our ability to recognize any expected tax benefits as a result of, and any employment related or other liabilities we incur in connection with, closing our UK operations.  There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About LSI

Liquidity Services, Inc. (NASDAQ:LQDT) and its subsidiaries enable retailers, industrial corporations and government agencies to market and sell surplus assets quickly and conveniently using online marketplaces and value-added services. The Company, a member of the S&P SmallCap 600 Index, operates multiple global e-commerce marketplaces for surplus and salvage assets across the retail (Liquidation.com), government (GovLiquidation.com, GovDeals.com) and capital assets (NetworkIntl.com) sectors. Liquidity Services is based in Washington, D.C. and has approximately 700 employees. Additional information can be found at: www.liquidityservicesinc.com.

Contact:

Julie Davis

Director, Investor Relations

202.467.6868 ext. 2234

julie.davis@liquidityservicesinc.com

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Liquidity Services, Inc. and Subsidiaries
Consolidated Balance Sheets
(Dollars in Thousands)

	September 30,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$128,984	$42,534
Short-term investments	—	33,405
Accounts receivable, net of allowance for doubtful accounts of $514 and $293 in 2011 and 2010, respectively	6,049	4,386
Inventory	15,065	14,651
Prepaid expenses, deferred taxes and other current assets	20,878	9,390
Current assets of discontinued operations	277	4,335
Total current assets	171,253	108,701
Property and equipment, net	7,042	6,287
Intangible assets, net	2,993	2,855
Goodwill	40,549	26,382
Long-term assets of discontinued operations	—	14,384
Other assets	5,970	6,295
Total assets	$227,807	$164,904
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,590	$7,029
Accrued expenses and other current liabilities	23,411	22,902
Profit-sharing distributions payable	7,267	5,596
Acquisition earn out payable	5,410	995
Customer payables	12,728	9,783
Current liabilities of discontinued operations	2,160	2,332
Total current liabilities	59,566	48,637
Acquisition earn out payable	4,741	1,810
Deferred taxes and other long-term liabilities	2,087	2,026
Long-term liabilities of discontinued operations	—	57
Total liabilities	66,394	52,530
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 31,192,608 shares issued and 29,030,552 shares outstanding at September 30, 2011; 28,827,072 shares issued and 26,894,591 shares outstanding at September 30, 2010	29	27
Additional paid-in capital	124,886	85,517
Treasury stock, at cost	(21,884)	(18,343)
Accumulated other comprehensive income (loss)	52	(4,645)
Retained earnings	58,330	49,818
Total stockholders’ equity	161,413	112,374
Total liabilities and stockholders’ equity	$227,807	$164,904

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Liquidity Services, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
Revenue from continuing operations	$79,205	$70,189	$327,378	$273,015
Costs and expenses from continuing operations:
Cost of goods sold (excluding amortization)	25,440	26,601	126,395	109,376
Profit-sharing distributions	14,788	12,164	49,318	41,310
Technology and operations	13,239	12,090	52,178	45,700
Sales and marketing	5,970	6,121	23,279	20,381
General and administrative	6,849	6,171	26,484	23,606
Amortization of contract intangibles	203	203	813	813
Depreciation and amortization	1,342	1,045	4,881	3,609
Acquisition costs	1,762	—	6,702	524

Total costs and expenses	69,593	64,935	290,050	245,319

Income from continuing operations	9,612	5,794	37,328	27,696
Interest income and other income (expense), net	(401)	(511)	(1,190)	(428)

Income before provision for income taxes from continuing operations	9,211	5,283	36,138	27,268
Provision for income taxes	(2,528)	(2,503)	(15,459)	(12,194)
Income from continuing operations	6,683	2,780	20,679	15,074
Loss from discontinued operations, net of tax	(3,557)	(274)	(12,167)	(3,061)
Net income	$3,126	$2,506	$8,512	$12,013

Basic earnings (loss) per common share:
From continuing operations	$0.23	$0.10	$0.75	$0.55
From discontinued operations	(0.12)	(0.01)	(0.44)	(0.11)
Basic earnings per common share	$0.11	$0.09	$0.31	$0.44

Diluted earnings (loss) per common share:
From continuing operations	$0.22	$0.10	$0.71	$0.55
From discontinued operations	(0.12)	(0.01)	(0.42)	(0.11)
Diluted earnings per common share	$0.10	$0.09	$0.29	$0.44

Basic weighted average shares outstanding	28,512,433	26,846,424	27,736,865	27,098,016

Diluted weighted average shares outstanding	30,527,438	27,354,250	29,081,933	27,406,883

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Liquidity Services, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In Thousands)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
Operating activities
Net income	$3,126	$2,506	$8,512	$12,013
Less: Discontinued operations, net of tax	(3,557)	(274)	(12,167)	(3,061)

Income from continuing operations	6,683	2,780	20,679	15,074
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continued operations:
Depreciation and amortization	1,545	1,248	5,694	4,422
Stock compensation expense	2,386	1,861	9,136	7,891
Provision for inventory allowance	(73)	—	(22)	512
Provision (benefit) for doubtful accounts	90	(16)	221	(62)
Deferred tax benefit	66	(893)	66	(893)
Changes in operating assets and liabilities:
Accounts receivable	(883)	323	(1,809)	162
Inventory	(1,693)	(2,166)	(392)	(2,624)
Prepaid expenses and other assets	(2,666)	394	1,218	234
Accounts payable	2,582	(1,588)	1,552	1,816
Accrued expenses and other	4,312	1,998	(691)	5,390
Profit-sharing distributions payable	1,909	1,538	1,671	1,058
Customer payables	(608)	1,260	2,945	(124)
Acquisition earn out payable	(1,838)	—	358	2,805
Other liabilities	(21)	46	(1)	(1,895)

Net cash provided by operating activities from continuing activities	11,791	6,785	40,625	33,766
Net cash provided by (used in) operating activities from discontinued operations	(405)	729	(739)	(1,833)
Net cash provided by operating activities	11,386	7,514	39,886	31,933
Investing activities
Purchases of short-term investments	(1,462)	(24,465)	(10,292)	(61,024)
Proceeds from the sale of short-term investments	12,392	8,763	43,812	58,123
Increase in goodwill and intangibles and cash paid for acquisitions	(62)	(177)	(9,092)	(4,102)
Purchases of property and equipment	(423)	(581)	(4,822)	(3,624)
Investment activities from discontinued operations	—	—	—	(92)

Net cash provided by (used in) investing activities	10,445	(16,460)	19,606	(10,719)
Financing activities
Principal repayments of capital lease obligations and debt	—	—	—	(138)
Proceeds from exercise of common stock options and warrants (net of tax)	10,590	1,718	23,639	3,238
Incremental tax benefit from exercise of common stock options	4,146	517	6,597	747
Repurchases of common stock	—	(1,583)	(3,541)	(14,470)

Net cash provided by (used in) financing activities	14,736	652	26,695	(10,623)
Effect of exchange rate differences on cash and cash equivalents	(990)	144	(476)	(751)

Net increase (decrease) in cash and cash equivalents	35,577	(8,150)	85,711	9,840
Cash and cash equivalents at beginning of the period	93,512	51,528	43,378	33,538

Cash and cash equivalents at end of period	$129,089	$43,378	$129,089	$43,378
Less: Cash and cash equivalents of discontinued operations at end of year	105	844	105	844
Cash and cash equivalents of continuing operations at end of year	$128,984	42,534	$128,984	$42,534
Supplemental disclosure of cash flow information
Property and equipment acquired through capital leases	—	—	—	—
Cash paid for income taxes	$12	$2,991	$6,245	$12,486
Cash paid for interest	14	48	62	64
Contingent purchase price accrued			6,989	2,805